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                                                                  EXHIBIT (j)(1)

                 AMENDED AND RESTATED MASTER CUSTODIAN CONTRACT

      This Contract is made as of June 1, 2010 by and between each entity set forth in Appendix A hereto (as such Appendix A may be amended from time to time) (each such entity and each entity made subject to this Contract in accordance with Sections 18 or 19 hereof, referred to herein as a "Fund") and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at One Lincoln Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian."

                                   WITNESSETH:

      WHEREAS, certain of the Funds entered into a Master Custodian Contract dated as of May 1, 2000 (as amended, the "AIM Custodian Contract");

      WHEREAS, certain of the Funds entered into a Master Custodian Agreement dated as of May 8, 2001 (as amended, the "Invesco Custodian Contract");

      WHEREAS, the Funds and the Custodian desire to replace the AIM Custodian Contract and the Invesco Custodian Contract with this Amended and Restated Master Custodian Contract, which shall have the same terms as the AIM Custodian Contract;

      WHEREAS, a Fund may be authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, each Fund so authorized intends that this Contract be applicable to each of its series set forth on Appendix A hereto (as such Appendix A may be amended from time to time) (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with Section 18, being herein referred to as the "Portfolio(s)");

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.    Employment of Custodian and Property to be Held by It

      Each Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Fund's articles of incorporation, agreement and declaration of trust, by-laws and/or registration statement (as applicable, the "Governing Documents"). Each Fund on behalf of its Portfolio(s) agrees to deliver to the Custodian all securities and cash of such Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by such Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of

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capital stock or beneficial interest of each Fund representing interests in the
Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

      Upon receipt of "Proper Instructions" (within the meaning of Article 6), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States but only in accordance with an applicable vote by the Board of Directors or the Board of Trustees of the applicable Fund on behalf of the applicable Portfolio(s) (as appropriate and in each case, the "Board"), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for each Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A and Schedule B hereto but only in accordance with the applicable provisions of Article 3 and Article 4.

2. Duties of the Custodian with Respect to Property of the Fund Held by the Custodian in the United States

      2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.10 in a U.S. Securities System (as defined in Section 2.10) and b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.11.

      2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

            1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

            2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

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            3)    In the case of a sale effected through a U.S. Securities
                  System, in accordance with the provisions of Section 2.10 hereof;

            4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

            5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

            6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to
                  Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

            7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

            8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations

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                  issued by the United States government, its agencies or
                  instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

            11) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

            12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

            13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

            14) Upon receipt of instructions from the transfer agent for the Fund ("Transfer Agent"), for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

            15) For delivery of initial or variation margin in connection with trading in futures and options on futures contracts entered into by the Fund on behalf of a Portfolio; and

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            16)   For any other purpose, but only upon receipt of Proper
                  Instructions from the Fund, on behalf of the applicable Portfolio, specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

      2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of a Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article
            1. All securities accepted by the Custodian on behalf of a Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in "street name," the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

      2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

      2.5 Availability of Federal Funds. Upon mutual agreement between any Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from such Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified

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            times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

      2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data in its possession as may be necessary to assist the Fund in arranging, for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

      2.7 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

            1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or

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                  through an entry crediting the Custodian's account at the
                  Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5 of this Contract;

            2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

            3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 4 hereof;

            4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

            5) For the payment of any dividends on Shares declared pursuant to the Fund's Governing Documents;

            6) For payment of the amount of dividends received in respect of securities sold short; and

            7) For the payment of initial or variation margin in connection with trading in futures and options on futures contracts entered into by the Fund on behalf of a Portfolio; and

            (8) For any other purpose, but only upon receipt of Proper Instructions from the Fund, on behalf of the applicable Portfolio, specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

      2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from a Fund on behalf of a Portfolio to so pay in advance, the Custodian shall be

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            absolutely liable to such Fund for such securities to the same extent as if the securities had been received by the Custodian.

      2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may at any time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

      2.10 Deposit of Fund Assets in U.S Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a U.S. Securities System in compliance with the conditions of Rule 17f-4 of the 1940 Act, as amended from time to time.

            Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

      2.11 Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

            1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the applicable Fund on behalf of the Portfolio;

            2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

            3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

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            4)    The Custodian shall pay for securities purchased for the
                  account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

            5) The Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Portfolio; and

            6) The Custodian shall provide the Fund on behalf of the Portfolio with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

      2.12 Segregated Account. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of The National Association of Securities Dealers, Inc. (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission, or interpretative opinion of the staff thereof, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose upon receipt of Proper Instructions.

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      2.13  Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

      2.14 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

      2.15 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3.    Provisions Relating to Rules 17f-5 and 17f-7

      3.1. Definitions. Capitalized terms in this Contract shall have the following meanings:

            "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

            "Eligible Foreign Custodian" has the meaning set forth in section
            (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S.

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            Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

            "Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

            "Foreign Assets" means any of a Portfolio's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolio's transactions in such investments.

            "Foreign Custody Manager" has the meaning set forth in section
            (a)(3) of Rule 17f-5.

      3.2.  The Custodian as Foreign Custody Manager.

            3.2.1 Delegation to the Custodian as Foreign Custody Manager. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of its Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

            3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

            Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by a Fund, on behalf of its Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been

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            delegated by the Board on behalf of the Portfolios responsibility as
            Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by a Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of such Portfolio with respect to that country.

            The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the applicable Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the applicable Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to such Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

            3.2.3 Scope of Delegated Responsibilities:

                  (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the applicable Board in accordance with
                  Section 3.2.5 hereunder and, to the extent that the Foreign Custody Manager has not issued a notice of withdrawal as Foreign Custody Manager for the particular country (pursuant to Section 3.2.2 above); the Foreign Custody Manager has not received a Proper Instruction to close the account (pursuant to Section 3.2.2 above); and no other notice regarding termination of delegation has been issued (pursuant to Section
                  3.2.8 below), the Foreign Custody Manager shall suggest (in a non-binding manner) an alternative Eligible Foreign Custodian, if such is available.

            3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, each Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

            3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to each Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying each Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

            3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

            3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

            3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. Each Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

      3.3   Eligible Securities Depositories.

            3.3.1 Analysis and Monitoring. The Custodian shall (a) provide each Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the applicable Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

            3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in
            Section 3.3.1.

4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

      4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

            "Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

            "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

      4.2. Holding Securities. The Custodian shall identify on its books as belonging to the applicable Portfolio the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to the Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

      4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

      4.4.  Transactions in Foreign Custody Account.

            4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

            (i) Upon the sale of such foreign securities for the applicable Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

            (ii) In connection with any repurchase agreement related to foreign securities;

            (iii) To the depository agent in connection with tender or other similar offers for foreign securities of the applicable Portfolio;

            (iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

            (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

            (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

            (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

            (viii) In the case of warrants, rights or similar foreign
                   securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

            (ix) For delivery as security in connection with any borrowing by any Fund requiring a pledge of assets by the applicable Fund;

            (x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

            (xi)   In connection with the lending of foreign securities; and

            (xii) For any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

            4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

            (i) Upon the purchase of foreign securities for the applicable Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

            (ii) In connection with the conversion, exchange or surrender of foreign securities of the applicable Portfolio;

            (iii) For the payment of any expense or liability of the applicable Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

            (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the applicable Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

            (v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

            (vi) For payment of part or all of the dividends received in respect of securities sold short;

            (vii) In connection with the borrowing or lending of foreign securities; and

            (viii) For any other purpose, but only upon receipt of Proper
                   Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

            4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

            The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in any Board being provided with substantively less information than had been previously provided hereunder.

      4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except to the extent that the applicable Fund incurs loss or damage due to failure of such nominee to meet its standard of care as set forth in the Contract. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

      4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

      4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the applicable Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

      4.8. Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights by each Fund, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

      4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the standard of care to which the Custodian is held under this Contract, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and
            (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least two New York business days prior to the date on which the Custodian is to take action to exercise such right or power.

      4.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the election of each Fund, such Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the applicable Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

      4.11 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the

            Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. With respect to jurisdictions other than the United states, the sole responsibility of the Custodian with regard to the tax law of any such jurisdiction shall be to use reasonable efforts to (a) notify the applicable Fund of the obligations imposed on such Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of such jurisdictions including, responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting and
            (b) perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable each Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. The Custodian, in performance of its duties under this Section, shall be entitled to treat each Fund which is organized as a Delaware business trust as a Delaware business trust which is a "registered investment company" under the laws of the United States, and it shall be the duty of each Fund to inform the Custodian of any change in the organization, domicile or, to the extent within the knowledge of the applicable Fund, other relevant facts concerning tax treatment of such Fund and further to inform the Custodian if such Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which such Fund is a part under general laws and treaty provisions. The Custodian shall be entitled to rely on any information supplied by each Fund. The Custodian may engage reasonable professional advisors disclosed to the applicable Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom.

      4.12. Liability of Custodian. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

            The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

      4.13  Use of Term "Fund"; Assets and Liabilities. All references in this
            Article 4 or in Article 3 of this Contract to "Fund" shall mean either any Fund, or a Portfolio of any Fund, as the context requires or as applicable.

            The Custodian shall maintain separate and distinct records for each Portfolio and the assets allocated solely with such Portfolio shall be held and accounted for separately from the assets of each Fund associated solely with any other Portfolio. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of any Fund generally or the assets of any other Portfolio.

5.    Payments for Sales or Repurchases or Redemptions of Shares of the Fund

      The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of each Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

      From such funds as may be available for the purpose but subject to the limitations of the Governing Documents and any applicable votes of the Board of any Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between a Fund and the Custodian.

6.    Proper Instructions

      "Proper Instructions," which may also be standing instructions, as used throughout the Contract shall mean instructions received by the Custodian from the Fund, the Fund's investment manager or subadvisor, as duly authorized by the Fund. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and a person authorized to give Proper Instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to the Contract. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed promptly in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement, which requires a segregated asset account in accordance with Section 2.12 of the Contract. The Fund or the Fund's investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.

7.    Actions Permitted without Express Authority

      The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

      1) make payments to itself or others for minor expenses ofhandling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the applicable Fund on behalf of the Portfolio;

      2) surrender securities in temporary form for securities in definitive form;

      3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

      4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

8.    Evidence of Authority

      The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a certified copy of a vote of the applicable Board of a Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board pursuant to the Governing Documents as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

9. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

      The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board o to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding Shares or, if directed in writing to do so by the applicable Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the applicable Fund's Prospectus related to such Portfolio and shall advise such Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of such Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the applicable Fund's Prospectus.

10.   Records

      The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the applicable Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the applicable Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC. The Custodian shall, at a Fund's request, supply such Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by a Fund and for such compensation as shall be agreed upon between such Fund and the Custodian, include certificate numbers in such tabulations.

11.   Opinion of Fund's Independent Accountant

      The Custodian shall take all reasonable action, as the applicable Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from such Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, Form N-2 (if applicable), and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

12.   Reports to Fund by Independent Public Accountants

      The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

13.   Compensation of Custodian

      For all expenses and services performed and to be performed by Custodian hereunder, each Fund on behalf of its respective Portfolio(s) as applicable, shall and hereby agrees to pay Custodian, severally and not jointly, such reasonable compensation as determined by the parties from time to time.

14.   Responsibility of Custodian

      So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for a Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

      Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical failures or interruptions, communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts;
(ii) errors by any Fund or any Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Contract;
(iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system that is not an affiliate of the Custodian to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

      The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract.

      If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

      If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of a Portfolio or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should a Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

15.   Effective Period, Termination and Amendment

      This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated with respect to any party by an instrument in writing delivered or mailed, postage prepaid to the other parties, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the applicable Board has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the 1940 Act and that the Custodian shall not with respect to a Portfolio act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the applicable Board has approved the initial use of the Direct Paper System by such Portfolio; provided further, however, that each Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Fund's Governing Documents, and further provided, that each Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Termination of this Contract with respect to any particular Portfolio shall in no way affect the rights and duties under this Contract with respect to any other Funds or Portfolios.

      Upon termination of the Contract with respect to any Portfolio, such Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

16.   Successor Custodian

      If a successor custodian for one or more Funds or Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination with respect to the applicable Fund: (i) deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder; (ii) transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System; and (iii) transfer to the successor custodian all records created and maintained by the Custodian with respect to each such Portfolio pursuant to Section 10.

      If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the applicable Board, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the applicable Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof with respect to any Fund owing to failure of such Fund to procure the certified copy of the vote referred to or of the applicable Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.   Interpretive and Additional Provisions

      In connection with the operation of this Contract, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18.   Additional Portfolios

      In the event that any Fund establishes one or more series of Shares in addition to those listed on Appendix A attached hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

19.   Additional Funds

      In the event that any entity in addition to those listed on Appendix A attached hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such entity shall become a Fund hereunder and be bound by all terms, conditions and provisions hereof including, without limitation, the representations and warranties set forth in
Section 23 below.

20.   Massachusetts Law to Apply

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

21.   Prior Contracts

      This Contract supersedes and terminates, as of the date hereof, all prior contracts between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of each Fund's assets.

22.   Reproduction of Documents

      This Contract and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

23.   The Parties

      All references herein to the "Fund" are to each of the funds listed on Appendix A hereto individually, as if this Contract were between such individual Fund and the Custodian. In the case of a series fund or trust, all references to the "Portfolio" are to the individual series or portfolio of such fund or trust, or to such fund or trust on behalf of the individual series or portfolio, as appropriate. Any reference in this Contract to "the parties" shall mean the Custodian and such other individual Fund as to which the matter pertains. Each party hereby represents and warrants to each other that (i) it has the requisite power and authority under applicable laws and its Governing Documents, as applicable, to enter into and perform this Contract, (ii) all requisite proceedings have been taken to authorize it to enter into and perform this Contract, and (iii) its entrance into this Contract shall not cause a material breach or be in material conflict with any other agreement or obligation of any party or any law or regulation applicable to it.

24.   Delaware Business Trust

      With respect to any Fund which is a party to this Contract and which is organized as a Delaware business trust, the term "Fund" means and refers to the trustees from time to time serving under the applicable trust agreement of such trust, as the same may be amended from time to time (the "Declaration of Trust"). It is expressly agreed that the obligations of any such Fund hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Fund personally, but bind only the trust property of the Fund as set forth in the applicable Declaration of Trust. In the case of each Fund which is a Delaware business trust (in each case, a "Trust"), the execution and delivery of this Agreement on behalf of the Trust has been authorized by the trustees, and signed by an authorized officer of the Trust, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

25.   Shareholder Communications Election

      SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the role, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund's name, address, and share position to requesting companies whose stock the Fund owns. If the Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consent or object by checking one of the alternatives below.

            YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

            NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

25.   Remote Access Services Addendum

      The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

ATTEST                                      EACH OF THE ENTITIES SET FORTH ON
                                            APPENDIX A ATTACHED HERETO

By:      /s/ Stephen R. Rimes               By:     /s/ John M. Zerr
         ---------------------------                ---------------------------
Title:   Assistant Secretary                Name:   John M. Zerr
                                            Title:  Senior Vice President

ATTEST                                      STATE STREET BANK AND TRUST COMPANY

By:                                         By:     /s/ Michael F. Rogers
         ---------------------------                ---------------------------
Title:   Vice President                     Name:   Michael F. Rogers
                                            Title:  Executive Vice President

AMENDED AND RESTATED MASTER CUSTODIAN CONTRACT

                                  APPENDIX A TO
                 AMENDED AND RESTATED MASTER CUSTODIAN CONTRACT

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)     Invesco Basic Value Fund
Invesco Core Plus Bond Fund                                     Invesco Conservative Allocation Fund
Invesco Floating Rate Fund                                      Invesco Global Equity Fund
Invesco Multi-Sector Fund                                       Invesco Growth Allocation Fund
Invesco Select Real Estate Income Fund                          Invesco Income Allocation Fund
Invesco Structured Core Fund                                    Invesco International Allocation Fund
Invesco Structured Growth Fund                                  Invesco Mid Cap Core Equity Fund
Invesco Structured Value Fund                                   Invesco Moderate Allocation Fund
Invesco Balanced Fund                                           Invesco Moderate Growth Allocation Fund
Invesco California Tax-Free Income Fund                         Invesco Moderately Conservative Allocation Fund
Invesco Dividend Growth Securities Fund                         Invesco Small Cap Growth Fund
Invesco Equally-Weighted S&P 500 Fund                           Invesco Convertible Securities Fund
Invesco Fundamental Value Fund                                  Invesco Van Kampen Asset Allocation Conservative Fund
Invesco Large Cap Relative Value Fund                           Invesco Van Kampen Asset Allocation Growth Fund
Invesco New York Tax-Free Income Fund                           Invesco Van Kampen Asset Allocation Moderate Fund
Invesco S&P 500 Index Fund                                      Invesco Van Kampen Harbor Fund
Invesco Van Kampen American Franchise Fund                      Invesco Van Kampen Leaders Fund
Invesco Van Kampen Core Equity Fund                             Invesco Van Kampen Real Estate Securities Fund
Invesco Van Kampen Equity and Income Fund                       Invesco Van Kampen U.S. Mortgage Fund
Invesco Van Kampen Equity Premium Income Fund
Invesco Van Kampen Growth and Income Fund                       AIM INTERNATIONAL MUTUAL FUNDS
Invesco Van Kampen Money Market Fund                            (INVESCO INTERNATIONAL MUTUAL FUNDS)
Invesco Van Kampen Pennsylvania Tax Free Income Fund            Invesco Asia Pacific Growth Fund
Invesco Van Kampen Small Cap Growth Fund                        Invesco European Growth Fund
Invesco Van Kampen Tax Free Money Fund                          Invesco Global Growth Fund
                                                                Invesco Global Small & Mid Cap Growth Fund
AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)                         Invesco International Core Equity Fund
Invesco Capital Development Fund                                Invesco International Growth Fund
Invesco Charter Fund
Invesco Constellation Fund                                      AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)
Invesco Disciplined Equity Fund                                 Invesco Balanced-Risk Allocation Fund
Invesco Diversified Dividend Fund                               Invesco China Fund
Invesco Large Cap Basic Value Fund                              Invesco Developing Markets Fund
Invesco Large Cap Growth Fund                                   Invesco Emerging Markets Local Currency Debt Fund
Invesco Summit Fund                                             Invesco Global Health Care Fund
                                                                Invesco International Total Return Fund
AIM FUNDS GROUP (INVESCO FUNDS GROUP)                           Invesco Japan Fund
Invesco Basic Balanced Fund                                     Invesco LIBOR Alpha Fund
Invesco European Small Company Fund                             Invesco Endeavor Fund
Invesco Global Core Equity Fund                                 Invesco Global Fund
Invesco International Small Company Fund                        Invesco Small Companies Fund
Invesco Mid Cap Basic Value Fund                                Invesco Alternative Opportunities Fund
Invesco Select Equity Fund                                      Invesco Commodities Strategy Fund
Invesco Small Cap Equity Fund                                   Invesco FX Alpha Plus Strategy Fund
                                                                Invesco FX Alpha Strategy Fund
AIM GROWTH SERIES (INVESCO GROWTH SERIES)                       Invesco Global Advantage Fund
Invesco Balanced-Risk Retirement Now Fund                       Invesco Global Dividend Growth Securities Fund
Invesco Balanced-Risk Retirement 2010 Fund                      Invesco Health Sciences Fund
Invesco Balanced-Risk Retirement 2020 Fund                      Invesco International Growth Equity Fund
Invesco Balanced-Risk Retirement 2030 Fund                      Invesco Pacific Growth Fund

Invesco Balanced-Risk Retirement 2040 Fund                      Invesco Van Kampen Emerging Markets Fund
Invesco Balanced-Risk Retirement 2050 Fund                      Invesco Van Kampen Global Bond Fund
Invesco Van Kampen Global Franchise Fund                        Invesco Van Kampen Global Equity Allocation Fund
Invesco Van Kampen Global Tactical Asset Allocation Fund        Invesco Van Kampen Municipal Income Fund
Invesco Van Kampen International Advantage Fund                 Invesco Van Kampen New York Tax Free Income Fund
Invesco Van Kampen International Growth Fund
                                                                AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE
AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT             INSURANCE FUNDS)
SECURITIES FUNDS)                                               Invesco V.I. Basic Balanced Fund
Invesco Core Bond Fund                                          Invesco V.I. Basic Value Fund
Invesco Dynamics Fund                                           Invesco V.I. Capital Appreciation Fund
Invesco Global Real Estate Fund                                 Invesco V.I. Capital Development Fund
Invesco High Yield Fund                                         Invesco V.I. Core Equity Fund
Invesco Income Fund                                             Invesco V.I. Diversified Income Fund
Invesco Real Estate Fund                                        Invesco V.I. Dynamics Fund
Invesco Short Term Bond Fund                                    Invesco V.I. Financial Services Fund
Invesco U.S. Government Fund                                    Invesco V.I. Global Health Care Fund
Invesco High Yield Securities Fund                              Invesco V.I. Global Multi-Asset Fund
Invesco Van Kampen Core Plus Fixed Income Fund                  Invesco V.I. Global Real Estate Fund
Invesco Van Kampen Corporate Bond Fund                          Invesco V.I. Government Securities Fund
Invesco Van Kampen Government Securities Fund                   Invesco V.I. High Yield Fund
Invesco Van Kampen High Yield Fund                              Invesco V.I. International Growth Fund
Invesco Van Kampen Limited Duration Fund                        Invesco V.I. Large Cap Growth Fund
                                                                Invesco V.I. Leisure Fund
AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)                         Invesco V.I. Mid Cap Core Equity Fund
Invesco Energy Fund                                             Invesco V.I. Small Cap Equity Fund
Invesco Financial Services Fund                                 Invesco V.I. Technology Fund
Invesco Gold & Precious Metals Fund                             Invesco V.I. Utilities Fund
Invesco Leisure Fund                                            Invesco V.I. Dividend Growth Fund
Invesco Technology Fund                                         Invesco V.I. Global Dividend Growth Fund
Invesco Utilities Fund                                          Invesco V.I. High Yield Securities Fund
Invesco Mid-Cap Value Fund                                      Invesco V.I. Income Builder Fund
Invesco Small-Mid Special Value Fund                            Invesco V.I. S&P 500 Index Fund
Invesco Special Value Fund                                      Invesco V.I. Select Dimensions Balanced Fund
Invesco Technology Sector Fund                                  Invesco V.I. Select Dimensions Dividend Growth Fund
Invesco U.S. Mid Cap Value Fund                                 Invesco V.I. Select Dimensions Equally-Weighted S&P 500
Invesco U.S. Small Cap Value Fund                               Fund
Invesco U.S. Small/Mid Cap Value Fund                           Invesco Van Kampen V.I. Capital Growth Fund
Invesco Value Fund                                              Invesco Van Kampen V.I. Comstock Fund
Invesco Value II Fund                                           Invesco Van Kampen V.I. Equity and Income Fund
Invesco Van Kampen American Value Fund                          Invesco Van Kampen V.I. Global Tactical Asset
Invesco Van Kampen Capital Growth Fund                          Allocation Fund
Invesco Van Kampen Comstock Fund                                Invesco Van Kampen V.I. Global Value Equity Fund
Invesco Van Kampen Enterprise Fund                              Invesco Van Kampen V.I. Government Fund
Invesco Van Kampen Mid Cap Growth Fund                          Invesco Van Kampen V.I. Growth and Income Fund
Invesco Van Kampen Small Cap Value Fund                         Invesco Van Kampen V.I. High Yield Fund
Invesco Van Kampen Technology Fund                              Invesco Van Kampen V.I. International Growth Equity Fund
Invesco Van Kampen Utility Fund                                 Invesco Van Kampen V.I. Mid Cap Growth Fund
Invesco Van Kampen Value Opportunities Fund                     Invesco Van Kampen V.I. Mid Cap Value Fund
                                                                Invesco Van Kampen V.I. Value Fund
AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)
Invesco Municipal Fund
Invesco Tax-Exempt Securities Fund
Invesco Van Kampen California Insured Tax Free Fund

Invesco Van Kampen High Yield Municipal Fund
Invesco Van Kampen Insured Tax Free Income Fund
Invesco Van Kampen Intermediate Term Municipal Income Fund

INVESCO CALIFORNIA INSURED MUNICIPAL INCOME TRUST

INVESCO CALIFORNIA QUALITY MUNICIPAL SECURITIES

INVESCO HIGH YIELD INVESTMENTS FUND, INC.

INVESCO INSURED CALIFORNIA MUNICIPAL SECURITIES

INVESCO INSURED MUNICIPAL BOND TRUST

INVESCO INSURED MUNICIPAL INCOME TRUST

INVESCO INSURED MUNICIPAL SECURITIES

INVESCO INSURED MUNICIPAL TRUST

INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST

INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST II

INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST III

INVESCO MUNICIPAL PREMIUM INCOME TRUST

INVESCO NEW YORK QUALITY MUNICIPAL SECURITIES

INVESCO PRIME INCOME TRUST

INVESCO QUALITY MUNICIPAL INCOME TRUST

INVESCO QUALITY MUNICIPAL INVESTMENT TRUST

INVESCO QUALITY MUNICIPAL SECURITIES TRUST

INVESCO VAN KAMPEN ADVANTAGE MUNICIPAL INCOME TRUST II

INVESCO VAN KAMPEN BOND FUND

INVESCO VAN KAMPEN CALIFORNIA VALUE MUNICIPAL INCOME TRUST

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND

INVESCO VAN KAMPEN EXCHANGE FUND

INVESCO VAN KAMPEN HIGH INCOME TRUST II

INVESCO VAN KAMPEN MASSACHUSETTS VALUE MUNICIPAL INCOME TRUST

INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST

INVESCO VAN KAMPEN MUNICIPAL TRUST

INVESCO VAN KAMPEN OHIO QUALITY MUNICIPAL TRUST

INVESCO VAN KAMPEN PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST

INVESCO VAN KAMPEN SELECT SECTOR MUNICIPAL TRUST

INVESCO VAN KAMPEN SENIOR INCOME TRUST

INVESCO VAN KAMPEN SENIOR LOAN FUND

INVESCO VAN KAMPEN TRUST FOR INSURED MUNICIPALS

INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE MUNICIPALS

INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW JERSEY MUNICIPALS

INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

MARKET                       SUBCUSTODIAN
Argentina                    Citibank, N.A.

Australia                    The Hongkong and Shanghai Banking Corporation
                             Limited Citigroup Pty. Limited

Austria                      UniCredit Bank Austria AG

Bahrain                      HSBC Bank Middle East Limited
                             (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh                   Standard Chartered Bank

Belgium                      Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)

Benin                        via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Bermuda                      Bank of Bermuda Limited

Botswana                     Barclays Bank of Botswana Limited

Brazil                       Citibank, N.A.

Bulgaria                     ING Bank N.V.
                             UniCredit Bulbank AD

Burkina Faso                 via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Canada                       State Street Trust Company Canada

Chile                        Banco Itau Chile

People's Republic            HSBC Bank (China) Company Limited
of China                     (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Colombia                     Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                   Banco BCT S.A.

Croatia                      Privredna Banka Zagreb d.d.
                             Zagrebacka Banka d.d.

Cyprus                       BNP Paribas Securities Services, S.A., Greece (operating through its Athens branch)

Czech Republic               Ceskoslovenska obchodni banka, a.s.
                             UniCredit Bank Czech Republic a.s.

As of 04/08/10

                                       -1-